Exhibit 32

Certifications

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 of Springleaf Finance Corporation (the Company) as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Jay N. Levine, President and Chief Executive Officer of the Company, and Minchung (Macrina) Kgil, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay N. Levine
Jay N. Levine
President and Chief Executive Officer

/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer

Date:	August 11, 2014

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